Exhibit 99.1

DoubleVerify Reports Fourth Quarter and Full Year 2022 Financial Results

Achieved Record Fourth Quarter and Full-Year 2022 Revenue and Net Cash from Operating Activities

Increased 2022 Revenue by 36% Year-over-Year to $452.4 Million, Driven by Growth in Pre-Campaign Activation Across Programmatic, Social and CTV

Increased 2022 Net Cash from Operating Activities by 15% to $94.9 Million

Achieved Full Year 2022 Net Income of $43.3 Million and Adjusted EBITDA of $141.6 Million, representing a 31% Adjusted EBITDA margin

NEW YORK – March 1, 2023 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was another year of exceptional growth driven by strong execution,” said Mark Zagorski, CEO of DoubleVerify. “We measured 5.5 trillion media transactions, grew revenue by 36% to more than $452 million, achieved 31% adjusted EBITDA margins and generated approximately $95 million of net cash from operating activities. Our ability to significantly outpace the broader digital advertising industry throughout 2022 was fueled by expanding product usage within our existing customer base and by winning new customers, both of which resulted in market share gains across geographies and platforms. Looking ahead, we are excited to meaningfully scale our solutions across fast-growing and underpenetrated media environments such as CTV, Social media and Retail Media Networks. We continue to successfully drive our ‘verify everywhere’ mission powered by our industry-leading platform  that protects and maximizes media investment, making DV’s products a strategic imperative for advertisers and creating durable demand in 2023 and beyond.”

Fourth Quarter 2022 Financial Highlights:

(All comparisons are to the fourth quarter of 2021)

●	Total revenue of $133.6 million, an increase of 27%.
●	Activation revenue of $75.5 million, an increase of 40%.
●	Measurement revenue of $46.3 million, an increase of 10%.
o	Media Transactions Measured (“MTM”) for CTV and Social increased by 29% and 33% respectively.
o	International measurement revenue increased by 5%, with APAC revenue growth of 14% while EMEA revenue was stable.

●	Supply-Side revenue of $11.8 million, an increase of 29%.
●	Net income of $18.1 million and adjusted EBITDA of $48.9 million, which represented a 37% adjusted EBITDA margin.

Full Year 2022 Financial Highlights:

(All comparisons are to full year 2021)

●	Total revenue of $452.4 million, an increase of 36%.
●	Media Transactions Measured (MTM) were 5.5 trillion, an increase of 22%.
●	Measured Transaction Fee (MTF) was $0.072, an increase of 7%
●	Net Revenue Retention (NRR) of 127%
●	Activation revenue of $251.2 million, an increase of 50%.
●	Measurement revenue of $157.9 million, an increase of 17%.
o	Social measurement revenue increased by 28% and represented 37% of Measurement Revenue.
o	Media Transactions Measured for CTV increased by 45%.
●	International revenue increased by 12%
●	Supply-Side revenue of $43.3 million, an increase of 47%.
●	Net income of $43.3 million, an increase of 48%.
●	Adjusted EBITDA of $141.6 million, an increase of 29%, representing a 31% adjusted EBITDA margin.

Fourth Quarter and Recent Business Highlights:

●	Grew Media Transactions Measured (“MTM”) by 22% and increased Measured Transaction Fee (“MTF”) by 3%.

●	Continued to achieve a Gross Revenue Retention rate of over 95% in the fourth quarter.

●	Grew premium-priced Authentic Brand Suitability (ABS) revenues by 38% year-over-year in the fourth quarter driven by new advertisers activating the solution as well as by existing client upsells and geographic expansion.

●	Drove global market share growth through product upsells, international expansion and new enterprise logo wins, including Dropbox, AirBnB, GlaxoSmithKline, Swarovski, Mattress Firm, Adobe Japan and Fujifilm Japan.

●	Successfully launched post campaign Brand Safety and Suitability measurement on TikTok and on Twitter’s newsfeed, known as Timelines. This proprietary solution leverages DV’s artificial intelligence, machine learning, ontology, and manual review to give advertisers confidence that their ads are appearing next to content that is brand safe and suitable.

●	Launched the industry’s first-ever scalable solution to verify viewability on Connected TV (CTV), augmenting advertiser confidence in their media investment on this premium channel. This expansion of viewability enables advertisers to more fully measure delivery of the DV Authentic Ad™ across CTV inventory. The DV Authentic Ad™ is a proprietary, MRC-accredited metric that ensures consistent media quality across digital environments.

●	Received Media Rating Council (MRC) accreditation for its DV Authentic Attention® metrics, DV’s attention-based analytics and performance solution. This first time accreditation for attention spans DV’s full set of display and video DV Authentic Attention® metrics for desktop, mobile web, and mobile app.

●	Uncovered “BeatSting,” the first large-scale ad impression fraud scheme to target audio inventory. Since the DV Fraud Lab first identified the family of fraud in 2019, an estimated $20 million has been siphoned from advertisers. BeatSting alone is responsible for costing unprotected advertisers up to $1 million per month.

“We delivered another strong year with 36% revenue growth and 31% adjusted EBITDA margins as we continued to outperform the broader digital advertising industry through a challenging macroeconomic environment,” said Nicola Allais, CFO of DoubleVerify. “Our fourth quarter and full-year outperformance is a testament to the essential nature of our products and to the strong execution of our teams. Our pipeline remains robust and with nearly $270 million dollars of cash and zero debt on our balance sheet, we are well-positioned to drive further business expansion and accelerate our long term growth.”

First Quarter and Full-Year 2023 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2023:

●	Revenue of $117 to $119 million, a year-over-year increase of 22% at the midpoint.
●	Adjusted EBITDA in the range of $28 to $30 million, representing a 25% margin at the midpoint.

Full Year 2023:

●	Revenue of $550 to $564 million, a year-over-year increase of 23% at the midpoint.
●	Adjusted EBITDA in the range of $164 to $172 million, representing a 30% margin at the midpoint.

With respect to the Company’s expectations under "First Quarter and Full Year 2023 Guidance" above, the Company has not reconciled the non-GAAP measure Adjusted EBITDA to the GAAP measure net income in this press release because the Company does not provide guidance for stock-based compensation expense, depreciation and amortization expense, acquisition-related costs, interest income, and income taxes on a consistent basis as the Company is unable to quantify these amounts without unreasonable efforts, which would be required to include a reconciliation of Adjusted EBITDA to GAAP net income. In addition, the Company believes such a reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Conference Call, Webcast and Other Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter 2022 financial results at 4:30 p.m. Eastern Time today, March 1, 2023. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. An archived webcast will be available approximately two hours after the conclusion of the live event.

In addition, DoubleVerify plans to post certain additional historical quarterly financial information on the investor relations portion of its website for easy access to investors.

Key Business Terms

Activation revenue is generated from the evaluation, verification and measurement of advertising impressions purchased through programmatic demand-side and social media platforms.

Measurement revenue is generated from the verification and measurement of advertising impressions that are directly purchased on digital media properties, including publishers and social media platforms.

Supply-Side revenue is generated from platforms and publisher partners who use DoubleVerify’s data analytics to evaluate, verify and measure their advertising inventory.

Net Revenue Retention Rate is the total current period revenue earned from advertiser customers, which were also customers during the entire most recent twelve-month period, divided by the total prior year period revenue earned from the same advertiser customers, excluding a portion of our revenues that cannot be allocated to specific advertiser customers.

Gross Revenue Retention Rate is the total prior period revenue earned from advertiser customers, less the portion of prior period revenue attributable to lost advertiser customers, divided by the total prior period revenue from advertiser customers.

Media Transactions Measured (MTM) is the volume of media transactions that DoubleVerify’s software platform measures.

Measured Transaction Fee (MTF) is the fixed fee DoubleVerify charges per thousand Media Transactions Measured.

International Revenue Growth Rates are inclusive of foreign currency fluctuations.

DoubleVerify Holdings, Inc.
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands, except per share data)	2022	2021
Assets:
Current assets
Cash and cash equivalents	$267,813	$221,591
Trade receivables, net of allowances for doubtful accounts of $8,893 and $6,527 as of December 31, 2022 and December 31, 2021, respectively	167,122	122,938
Prepaid expenses and other current assets	10,161	23,295
Total current assets	445,096	367,824
Property, plant and equipment, net	47,034	17,575
Operating lease right-of-use assets, net	64,692	—
Goodwill	343,011	350,560
Intangible assets, net	135,429	153,395
Deferred tax assets	35	60
Other non‑current assets	1,731	2,780
Total assets	$1,037,028	$892,194
Liabilities and Stockholder’s Equity:
Current liabilities
Trade payables	$6,675	$3,853
Accrued expense	33,085	41,456
Operating lease liabilities, current	7,041	—
Income tax liabilities	11,953	1,321
Current portion of finance lease obligations	1,846	1,970
Contingent consideration current	—	1,717
Other current liabilities	8,310	6,716
Total current liabilities	68,910	57,033
Operating lease liabilities, non-current	74,086	—
Finance lease obligations	779	2,579
Deferred tax liabilities	12,890	30,307
Other non‑current liabilities	3,504	3,209
Total liabilities	$160,169	$93,128
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value, 1,000,000 shares authorized, 165,448 shares issued and 165,417 outstanding as of December 31, 2022; 1,000,000 shares authorized, 162,347 shares issued and 162,297 outstanding as of December 31, 2021	165	162
Additional paid‑in capital	756,299	717,228
Treasury stock, at cost, 31 shares and 50 shares as of December 31, 2022 and December 31, 2021, respectively	(796)	(1,802)
Retained earnings	127,517	84,249
Accumulated other comprehensive loss, net of income taxes	(6,326)	(771)
Total stockholders’ equity	876,859	799,066
Total liabilities and stockholders’ equity	$1,037,028	$892,194

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
(in thousands, except per share data)	2022	2021	2020
Revenue	$452,418	$332,741	$243,917
Cost of revenue (exclusive of depreciation and amortization shown separately below)	77,866	54,382	35,750
Product development	95,118	62,698	47,004
Sales, marketing and customer support	107,416	77,312	62,157
General and administrative	78,666	81,380	53,056
Depreciation and amortization	34,328	30,285	24,595
Income from operations	59,024	26,684	21,355
Interest expense	905	1,172	4,931
Other income, net	(1,249)	(309)	(885)
Income before income taxes	59,368	25,821	17,309
Income tax expense (benefit)	16,100	(3,487)	(3,144)
Net income	$43,268	$29,308	$20,453
Earnings per share:
Basic	$0.26	$0.20	$0.15
Diluted	$0.25	$0.18	$0.14
Weighted‑average common stock outstanding:
Basic	163,882	148,309	138,072
Diluted	170,755	160,264	145,443
Comprehensive income:
Net income	$43,268	$29,308	$20,453
Other comprehensive (loss) income:
Foreign currency cumulative translation adjustment	(5,555)	(1,782)	1,078
Total comprehensive income	$37,713	$27,526	$21,531

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

									Accumulated
									Other
									Comprehensive
	Common Stock		Preferred Stock				Additional		(Loss) Income	Total
	Shares		Shares		Treasury Stock		Paid‑in	Retained	Net of	Stockholders’
(in thousands)	Issued	Amount	Issued	Amount	Shares	Amount	Capital	Earnings	Income Taxes	Equity
Balances as of January 1, 2020	139,721	$140	—	$—	—	$—	$283,457	$34,488	$(67)	$318,018
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	1,078	1,078
Stock-based compensation	—	—	—	—	—	—	5,984	—	—	5,984
Exchange of common stock for Series A preferred stock	—	—	45,438	454	15,146	(260,686)	260,232	—	—	—
Additional Series A preferred stock issuance, net of issuance costs	—	—	15,568	156	—	—	85,308	—	—	85,464
Repurchase of vested options	—	—	—	—	—	—	(15,506)	—	—	(15,506)
Common stock issued under employee purchase plan	61	—	—	—	—	—	424	—	—	424
Common stock issued upon exercise of stock options	255	—	—	—	—	—	780	—	—	780
Common stock issued upon vesting of restricted stock units	185	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	20,453	—	20,453
Balances as of December 31, 2020	140,222	$140	61,006	$610	15,146	$(260,686)	$620,679	$54,941	$1,011	$416,695
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,782)	(1,782)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	50	(1,802)	—	—	—	(1,802)
Issuance of common stock as consideration for acquisition	684	1	—	—	—	—	22,525	—	—	22,526
Stock-based compensation	—	—	—	—	—	—	21,887	—	—	21,887
Common stock issued under employee purchase plan	15	—	—	—	—	—	404	—	—	404
Common stock issued upon exercise of stock options	4,782	5	—	—	—	—	12,435	—	—	12,440
Common stock issued upon vesting of restricted stock units	366	—	—	—	—	—	—	—	—	—
Conversion of Series A preferred stock to common stock	5,190	5	(61,006)	(610)	(15,146)	260,686	(260,081)	—	—	—
Issuance of common stock upon initial public offering	9,977	10	—	—	—	—	269,380	—	—	269,390
Private placement stock issuance concurrent with initial public offering	1,111	1	—	—	—	—	29,999	—	—	30,000
Net income	—	—	—	—	—	—	—	29,308	—	29,308
Balances as of December 31, 2021	162,347	$162	—	$—	50	$(1,802)	$717,228	$84,249	$(771)	$799,066
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(5,555)	(5,555)
Shares repurchased for settlement of employee tax withholdings	—	—	—	—	402	(10,244)	—	—	—	(10,244)
Stock-based compensation expense	—	—	—	—	—	—	42,787	—	—	42,787
Common stock issued to non-employees	4	—	—	—	—	—	—	—	—	—
Common stock issued upon exercise of stock options	1,518	2	—	—	—	—	5,801	—	—	5,803
Common stock issued upon vesting of restricted stock units	1,488	1	—	—	—	—	(1)	—	—	—
Common stock issued under employee purchase plan	91	—	—	—	—	—	1,734	—	—	1,734
Treasury stock reissued upon settlement of equity awards	—	—	—	—	(421)	11,250	(11,250)	—	—	—
Net income	—	—	—	—	—	—	—	43,268	—	43,268
Balances as of December 31, 2022	165,448	$165	—	$—	31	$(796)	$756,299	$127,517	$(6,326)	$876,859

DoubleVerify Holdings, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2022	2021	2020
Operating activities:
Net income	$43,268	$29,308	$20,453
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense (recovery)	5,033	(711)	4,811
Depreciation and amortization expense	34,328	30,285	24,595
Amortization of debt issuance costs	294	294	285
Non-cash lease expense	7,339	—	—
Loss on extinguishment of debt	—	—	350
Accretion of acquisition liabilities	—	—	36
Deferred taxes	(19,581)	(7,866)	(5,137)
Stock-based compensation expense	42,307	21,887	5,984
Interest expense (income)	107	103	(12)
Loss on disposal of fixed assets	1,353	—	—
Impairment of long-lived assets	1,510	—	—
Change in fair value of contingent consideration	—	57	(949)
Offering costs	—	22,074	3,555
Other	87	733	673
Changes in operating assets and liabilities, net of effects of business combinations
Trade receivables	(49,765)	(22,004)	(30,443)
Prepaid expenses and other assets	9,094	(7,567)	(9,013)
Trade payables	2,884	(49)	2,482
Accrued expenses and other liabilities	16,604	16,205	3,546
Net cash provided by operating activities	94,862	82,749	21,216
Investing activities:
Purchase of property, plant and equipment	(39,981)	(9,397)	(9,751)
Acquisition of businesses, net of cash acquired	—	(149,217)	—
Net cash used in investing activities	(39,981)	(158,614)	(9,751)
Financing activities:
Proceeds from long-term debt	—	—	89,650
Payments of long-term debt	—	(22,000)	(142,113)
Deferred payment related to Leiki acquisition	—	—	(2,033)
Deferred payment related to Zentrick acquisition	—	(50)	(50)
Payment of contingent consideration related to Zentrick acquisition	(3,247)	—	(601)
Repurchase of vested options	—	—	(15,506)
Proceeds from Series A preferred stock issuance, net of issuance costs	—	—	346,150
Payments to shareholders for preferred stock Series A	—	—	(260,686)
Proceeds from common stock issued upon exercise of stock options	5,803	12,440	780
Proceeds from common stock issued under employee purchase plan	1,734	404	424
Proceeds from issuance of common stock upon initial public offering	—	269,390	—
Proceeds from issuance of common stock in connection to concurrent private placement	—	30,000	—
Payments related to offering costs	(6)	(22,069)	(3,610)
Payments related to debt issuance costs	—	—	(577)
Finance lease payments	(1,924)	(1,918)	(1,443)
Shares repurchased for settlement of employee tax withholdings	(10,244)	(1,802)	—
Net cash (used in) provided by financing activities	(7,884)	264,395	10,385
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(784)	(200)	203
Net increase in cash, cash equivalents, and restricted cash	46,213	188,330	22,053
Cash, cash equivalents, and restricted cash—Beginning of period	221,725	33,395	11,342
Cash, cash equivalents, and restricted cash—End of period	$267,938	$221,725	$33,395
Cash and cash equivalents	$267,813	$221,591	$33,354
Restricted cash (included in prepaid expenses and other assets on the Consolidated Balance Sheets)	125	134	41
Total cash and cash equivalents and restricted cash	$267,938	$221,725	$33,395
Supplemental cash flow information:
Cash paid for taxes	12,351	7,698	16,180
Cash paid for interest	554	774	3,369
Non‑cash investing and financing transactions:
Common stock issued in connection with acquisition	—	22,526	—
Exchange of common stock for preferred stock	—	—	260,686
Right-of-use assets obtained in exchange for new operating lease liabilities, net of impairments and tenant improvement allowances	71,979	—	—
Acquisition of equipment under finance lease	—	1,518	1,603
Capital assets financed by accounts payable	12	36	—
Treasury stock reissued upon the conversion of Series A preferred stock for common stock	—	260,686	—
Offering costs included in accounts payable and accrued expense	—	5	75
Stock-based compensation included in capitalized software development costs	480	—	—

Comparison of the Three and Twelve Months Ended December 31, 2022 and December 31, 2021

Revenue

	Three Months Ended December 31,		Change	Change	Year Ended December 31,		Change	Change
	2022	2021	$	%	2022	2021	$	%

	(In Thousands)				(In Thousands)
Revenue by customer type:
Measurement (f/k/a Advertiser - direct)	$46,324	$42,256	$4,068	10%	$157,908	$135,516	$22,392	17%
Activation (f/k/a Advertiser - programmatic)	75,502	54,104	21,398	40	251,198	167,798	83,400	50
Supply-side customer	11,810	9,173	2,637	29	43,312	29,427	13,885	47
Total revenue	$133,636	$105,533	$28,103	27%	$452,418	$332,741	$119,677	36%

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(In Thousands)		(In Thousands)
Net income	$18,068	$28,308	$43,268	$29,308
Net income margin	14%	27%	10%	9%
Depreciation and amortization	8,882	8,296	34,328	30,285
Stock-based compensation	11,083	9,787	42,307	21,887
Interest expense	224	237	905	1,172
Income tax expense (benefit)	11,979	(11,848)	16,100	(3,487)
M&A and restructuring costs (a)	5	2,382	1,224	3,510
Offering, IPO readiness and secondary offering costs (b)	566	1,099	1,292	23,564
Other (recoveries) costs (c)	(245)	2,825	3,414	3,812
Other income (d)	(1,671)	(674)	(1,249)	(309)
Adjusted EBITDA	$48,891	$40,412	$141,589	$109,742
Adjusted EBITDA margin	37%	38%	31%	33%

(a)	M&A and restructuring costs for the year ended December 31, 2022 consist of transaction costs, integration and restructuring costs related to the acquisition of OpenSlate. M&A costs for the year ended December 31, 2021 consist of transaction and integration costs related to the acquisition of Meetrics and OpenSlate as well as associated restructuring costs and related activities.
(b)	Offering, IPO readiness and secondary offering costs for the year ended December 31, 2022 consist of third-party costs incurred for the Company’s filing of a “shelf” registration statement on Form S-3, and costs incurred for an underwritten secondary public offering by certain stockholders of the Company. Offering, IPO readiness and secondary offering costs for the year ended December 31, 2021 consist of third-party costs incurred for the Company’s IPO, and costs for an underwritten secondary public offering by certain stockholders of the Company.

(c)	Other costs for the year ended December 31, 2022 consist of costs related to the departures of the Company’s former Chief Operating Officer and Chief Customer Officer, impairment related to a subleased office space and costs related to the disposal of furniture for unoccupied lease office space, partially offset by sublease income for lease office space. Other costs for the year ended December 31, 2021 include reimbursements paid to Providence for costs incurred prior to the IPO date, non-recurring recognition of a cease-use liability related to unoccupied lease office space, and costs associated with the early termination of the agreement for the Zentrick Deferred Payment Terms, previously disclosed as a contingency.
(d)	Other income for the years ended December 31, 2022 and 2021 consists of interest income earned on monetary assets, changes in fair value associated with contingent consideration, and the impact of changes in foreign currency exchange rates.

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, working capital needs;
●	Adjusted EBITDA does not reflect capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect interest expense or the cash requirements necessary to service interest or principal debt payments; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Total stock-based compensation expense recorded in the Consolidated Statements of Operations and Comprehensive Income is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2022	2021	2022	2021
Product development	4,455	2,416	15,030	4,369
Sales, marketing and customer support	3,547	2,632	14,265	6,375
General and administrative	3,081	4,739	13,012	11,143
Total stock‑based compensation	$11,083	$9,787	$42,307	$21,887

The weighted average basic and diluted shares outstanding for the three months and year ended December 31, 2022 is as follows:

	Three Months Ended	Year Ended
(in thousands)	December 31, 2022	December 31, 2022
Weighted‑average common shares outstanding:
Basic	164,978	163,882
Diluted	171,214	170,755

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “First Quarter and Full-Year 2023 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our Annual Report on Form 10-K filed with the SEC on March 1, 2023 and other filings and reports we make with the SEC from time to time.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com